UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2003

STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)

(206) 447-1575
(Registrant’s Telephone Number, including Area Code)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit
Number	Description

99.1	Press release dated April 16, 2003 of Starbucks Corporation announcing that Starbucks Corporation has entered into an agreement to purchase all of the outstanding stock of Seattle Coffee Company, a wholly-owned subsidiary of AFC Enterprises, Inc.

Item 9. Regulation FD Disclosure.

     Attached hereto as Exhibit No. 99.1 and incorporated herein by reference, is the text of a press release of Starbucks Corporation dated April 16, 2003, announcing that Starbucks Corporation has entered into an agreement to purchase all of the outstanding stock of Seattle Coffee Company, a wholly-owned subsidiary of AFC Enterprises, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARBUCKS CORPORATION

Dated: April 16, 2003
	By:	/s/ Michael Casey

Michael Casey executive vice president and chief financial officer

Signing on behalf of the registrant and as principal financial officer

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of Starbucks Corporation dated April 16, 2003.

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